Exhibit 23.1

September 18, 2025
Project No. 6441
Via Email: scott.spears@ramacometc.com

Mr. B. Scott Spears
Executive Vice President
Ramaco Resources, Inc.
250 West Main Street, Suite 1800
Lexington, Kentucky 40507

Reference: Consent of Independent Experts

Dear Mr. Spears:

With respect to the SEC filings by Ramaco Resources, Inc. (the “Company”), including but not limited to its Current Report on Form 8-K filed on September 18, 2025, Weir International, Inc., as independent mining engineers and geologists, hereby consents to the use of information contained in the Technical Report Summary for the Brook Mine, dated September 17, 2025, and incorporation by reference of such information in the Company’s Registration Statements on Form S-8 (File No. 333-265384 and File No. 333-215913) and Form S-3 (File No. 333-261228, File No. 333-274324, and File No. 333-289251). We also consent to the reference to Weir International, Inc. in those filings and any amendments thereto.

Respectfully submitted,

Weir International, Inc.

/s/ Fran X. Taglia

Fran X. Taglia

President